Exhibit 99.1

For Immediate Release                          WWW.FAIRCHILDSEMI.COM
April 23, 2002
                                               Investor Relations:
                                               Pete Groth
                                               207-775-8660
                                               INVESTOR@FAIRCHILDSEMI.COM

                                               Corporate Communications:
                                               Fran Harrison
                                               207-775-8576
                                               FRAN.HARRISON@FAIRCHILDSEMI.COM

                                               Public Relations Firm
                                               Barbara Ewen
                                               CHEN PR
                                               781-466-8282
                                               BEWEN@CHENPR.COM

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NEWS RELEASE

               FAIRCHILD SEMICONDUCTOR REPORTS FIRST QUARTER 2002

     - BOOKINGS RISE 28% SEQUENTIALLY, REPRESENT STRONGEST BOOKINGS SINCE FOURTH QUARTER OF 2000

     -   PRO FORMA EARNINGS EXCEED ESTIMATES

     -   TOTAL SALES INCREASE 4% FROM FOURTH QUARTER 2001

     -   26-WEEK BACKLOG GROWS OVER 30% SEQUENTIALLY

     - BOOK-TO-BILL RATIO OVER 1.3 TO 1, AND ABOVE 1 TO 1 FOR THIRD CONSECUTIVE QUARTER

     -   COMPANY PLANS TO INCREASE MANUFACTURING HEADCOUNT AND
         CAPITAL SPENDING IN SECOND QUARTER

South Portland, Maine -- Fairchild Semiconductor International (NYSE: FCS), one of the largest global suppliers of high performance power products for multiple end markets, today reported results for the first quarter 2002. First quarter sales were $336.9 million, up 4% from the fourth quarter and down 13% from first quarter 2001. First quarter gross margins were 23.6%.

Bookings in the quarter were the company's highest since the fourth quarter of 2000. Bookings rose 28% from fourth quarter levels and reflected strengthening demand across a broad range of end markets. Fairchild's overall book-to-bill ratio topped 1.3 to 1 and was above 1 to 1 in all major end market segments.

Net income in the quarter was $2.7 million, or $0.03 per diluted share. During the quarter the company had unusual gains (net of charges) totaling $15.2 million including a $20.5 million gain on the sale of the company's military and space-related discrete power product line to International Rectifier Corporation and $5.3 million in charges associated with severance costs and purchased in-process research and development.

On a pro forma basis, which excludes amortization of acquisition-related intangibles, restructuring, impairments and other unusual items, Fairchild reported a first quarter loss of $1.1 million, or $0.01 per share, compared to a First Call consensus estimate of a $0.03 loss per share.

"Our business turned the corner about six months ago and began to accelerate midway through the first quarter," said Kirk Pond, president, CEO and chairman of the Board. "While our strongest orders continued to be from computing and consumer markets, we saw healthy rebounds in demand from industrial and power supply markets, and continued to see bookings recovery in our communications end markets. Through the last two years we've accelerated our design activity by focusing on power and interface applications and increased our silicon content in computers, power supplies, digital consumer products, displays, optical drives, cellular handsets and automotive ignition devices.

"As our end markets continue to strengthen, we believe our steady new product and capital investments throughout the past 18 months have positioned us to grow faster through this recovery," continued Pond. "We've won new designs in a wide variety of end markets, and we're now experiencing very strong demand as these products move into production. Asia continued to be the strongest region for us, as our sales growth in Korea, China, Japan and the rest of Asia outpaced North America and Europe. China is the fastest growing consumer of semiconductors in the world and now accounts for about 15% of our total trade sales."

Highlights of the first quarter include the following:

- Increased market share in the power components segment (power discrete, standard linear voltage regulators/references) from 7.2% to 10.3% from February 2001 to February 2002 (based on World Semiconductor Trade Statistics --WSTS-- global sales data);

- Increased overall market share in standard linear, discrete, standard logic and optoelectronics markets from 5.5% to 6.6% from February 2001 to February 2002 (based on WSTS global sales data);

- Moved from #30 to #29 in worldwide semiconductor sales in 2001 (based on Gartner Group data);

- Moved from #18 to #15 in the Asia region semiconductor sales in 2001 (Gartner Group);

- Retained the #1 position in discrete sales and moved into the #1 position in standard logic in the Asia region in 2001 (Gartner Group);

- Grew bookings 28% sequentially in the analog segment and 34% sequentially in the discrete segment;

- Acquired Signal Processing Technologies, Inc. and the cross-point switch business and associated intellectual property from I-Cube, Inc.;

- Maintained end market segment balance with 14% of sales into communications, 36% into computing, 23% into consumer and displays, and 27% into industrial/automotive/other.

"The step up in bookings we saw in the second half of the quarter was a pleasant surprise and drove us to increase our guidance at the end of February," said Pond. "We're extremely encouraged to see such broad-based demand at this early point in the industry recovery. Merchant power supply demand and wireless handset orders were weak in January but strengthened through February and March. Computing and consumer demand remained strong throughout the quarter, driven by notebooks, desktop PCs, hard disk drives, DVD players, monitors, and displays. Resales in our worldwide distribution channels increased more than 4% on a sequential basis, while distribution inventory levels dropped. While we continue to validate true end market run rates with our customers, the overall breadth of demand we're seeing has given us the confidence to begin hiring again globally to increase our worldwide wafer fab capacity levels."

"I'm pleased that we were able to surpass our mid-quarter revenue and gross margin guidance in the face of a very price-competitive market," stated Joe Martin, executive vice president and chief financial officer. "We continue to believe that our business is on an upswing. Our trade sales have climbed since bottoming in the third quarter of 2001, and our bookings and backlog have grown sequentially for three quarters. This quarter our visibility improved significantly as customers placed longer term backlog on our power products. On a sequential basis, our 13-week backlog grew more than 20% this quarter and our 26-week backlog grew more than 30%.

"We maintained a strong balance sheet and strengthened our business with two acquisitions and one divestiture," continued Martin. "Our inventory turns improved, and we again increased our cash balance. Fairchild strengthened its analog product lines with the acquisition of Signal Processing Technologies, Inc.'s data conversion business. We additionally boosted our presence in the emerging Switched Fabric Interconnect market with the acquisition of two cross-point switch product lines and related intellectual property from I-Cube, Inc. We also divested our non-core military and space product line, which accounted for about 1% of our sales last year.

"We believe that our customers' longer term backlog orders reflect their increasing confidence that their end markets are strengthening," said Martin. "We're guiding our second quarter revenues to be about 3-5% higher than the first quarter. We entered the second quarter with about 90% of these guided revenues already on the backlog. We expect higher factory utilization rates in the second quarter to help increase our gross margins by about 100-200 basis points sequentially. Pricing is firming for most of our newer products but remains aggressive on some of our mature standard logic, linear and discrete product lines. We've begun raising prices in selected advanced power product areas where lead-times are stretching, and we're accelerating some of our capital spending to increase capacity in these package types. We're encouraged that our backlog for the second quarter shows slightly improved margins compared to the first quarter.

"For the second quarter and the remainder of 2002 we expect research, development, sales, marketing and administrative (R&D and SG&A) expenses to stay roughly flat as a percentage of sales," stated Martin. "We expect revenue growth for the remainder of the year to follow normal seasonal trends, which means at least flat sales sequentially in the third quarter followed by stronger revenue growth in the fourth quarter. We expect gross margins to continue to improve through the year due to higher factory utilization, improved product mix, and slight price increases on our newer products. We plan capital spending for 2002 to continue to be about 10% to 12% of sales, with spending focused on cost reduction and the expansion of assembly and test capacity for new power products. Overall, we're ahead of where we thought we'd be at this point in the upturn, and we're excited about the growth prospects for both our business and the markets we serve."

In order to comply with earnings press release guidelines jointly developed and issued by Financial Executives International (FEI) and the National Investor Relations Institute (NIRI) and endorsed by the Securities and Exchange Commission (SEC), this press release is accompanied by a pro forma statement of operations (which excludes amortization of intangibles, restructuring, impairments and other unusual items), a generally accepted accounting principles
(GAAP) statement of operations (which includes amortization of intangibles, restructuring, impairments and other unusual items), and a reconciliation from pro forma to GAAP results.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS:

The statements in the second-to-last and third-to-last paragraphs above are forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in the company's quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor's web site at investor.fairchildsemi.com or the SEC's web site at WWW.SEC.GOV.

ABOUT FAIRCHILD SEMICONDUCTOR INTERNATIONAL:

Fairchild Semiconductor International (NYSE: FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial and automotive applications. Fairchild's 10,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at WWW.FAIRCHILDSEMI.COM.

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                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                    Three Months Ended
                                                  ----------------------
                                                  March 31,     April 1,
                                                    2002          2001
                                                  ---------     --------
Revenue:
         Net sales--trade                          $ 326.2       $ 367.8
         Contract manufacturing                       10.7          17.5
                                                   -------       -------
            Total revenue                            336.9         385.3

Operating expenses:
         Cost of sales--trade                        248.6         255.0
         Cost of contract manufacturing                8.7          12.2
         Research and development                     20.7          23.5
         Selling, general and administrative          34.5          43.3
                                                   -------       -------
            Total operating expenses                 312.5         334.0
                                                   -------       -------

Operating income                                      24.4          51.3
Interest expense, net                                 26.1          16.5
                                                   -------       -------
Income (loss) before income taxes                     (1.7)         34.8
Provision (benefit) for income taxes                  (0.6)          8.7
                                                   -------       -------
Pro forma net income (loss)                        $  (1.1)      $  26.1
                                                   =======       =======
Pro forma net income (loss) per common share:
         Basic                                     $ (0.01)      $  0.26
                                                   =======       =======
         Diluted                                   $ (0.01)      $  0.26
                                                   =======       =======
Weighted average common shares:
         Basic                                       100.3          99.3
                                                   =======       =======
         Diluted                                     100.3         101.2
                                                   =======       =======


Pro forma statements of operations are intended to present the Company's operating results, excluding special items described below, for the periods presented.

During the three months ended March 31, 2002 and April 1, 2001 the special items included restructuring and impairments, purchased in-process research and development, gain on sale of space and defense product line, and amortization of acquisition-related intangibles. These special items are presented using our calculated effective tax rate at the time.

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
       RECONCILIATION OF PRO FORMA NET INCOME (LOSS) TO NET INCOME (LOSS)
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                        Three Months Ended
                                                      ----------------------
                                                      March 31,    April 1,
                                                       2002          2001
                                                      ---------    --------

Net income                                             $ 2.7        $ 1.6
Adjustments to reconcile net income
   to pro forma net income (loss):
     Restructuring and impairments                       3.6          9.5
     Purchased in-process research and development       1.7         12.8
     Gain on sale of space and defense product lines   (20.5)
     Amortization of acquisition-related intangibles     9.3         10.4
     Less associated tax effects                         2.1         (8.2)
                                                      ------       ------
Pro forma net income (loss)                           $ (1.1)      $ 26.1
                                                      ======       ======


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                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                             STATEMENT OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                          Three Months Ended
                                                        ----------------------
                                                        March 31,     April 1,
                                                          2002         2001
                                                        ---------     --------
Revenue:
         Net sales--trade                               $ 326.2       $ 367.8
         Contract manufacturing                            10.7          17.5
                                                        -------       -------
            Total revenue                                 336.9         385.3
Operating expenses:
         Cost of sales--trade                             248.6         255.0
         Cost of contract manufacturing                     8.7          12.2
         Research and development                          20.7          23.5
         Selling, general and administrative               34.5          43.3
         Amortization of acquisition-related
           intangibles(1)                                   9.3          10.4
         Restructuring and impairments                      3.6           9.5
         Purchased in process research & deve1opment        1.7          12.8
                                                         ------        ------
            Total operating expenses                      327.1         366.7
                                                         ------        ------

Operating income                                            9.8          18.6
Interest expense, net                                      26.1          16.5
Other (income) expense                                    (20.5)           --
                                                         ------        ------
Income before income taxes                                  4.2           2.1

Provision for income taxes                                  1.5           0.5
                                                         ------        ------
Net income (1)                                           $  2.7        $  1.6
                                                         ======        ======
Net income per common share:
         Basic                                           $ 0.03        $ 0.02
                                                         ======        ======
         Diluted (1)                                     $ 0.03        $ 0.02
                                                         ======        ======
Weighted average common shares:
         Basic                                            100.3          99.3
                                                         ======        ======
         Diluted                                          106.1         101.2
                                                         ======        ======

(1) In accordance with generally accepted accounting principles (GAAP), earnings for the three months ended April 1, 2001 reflect charges for the amortization of goodwill and assembled workforce of $2.1 million which is no longer being amortized with the adoption of FASB Statement No. 142. Net income for the three months ended April 1, 2001 would have been $3.2 million, or $0.03 per fully diluted share, without this amortization charge.


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                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                                 BALANCE SHEETS
                                  (IN MILLIONS)

                                                                     March 31,          December 30,
                                                                       2002                2001
                                                                    -----------         ------------
                                                                    (unaudited)
                                     ASSETS
Current assets:
     Cash and cash equivalents                                      $    512.8           $   504.4
     Receivables, net                                                    156.4               133.6
     Inventories                                                         204.5               209.1
     Other current assets                                                 27.5                27.7
                                                                    ----------           ---------
                 Total current assets                                    901.2               874.8

Property, plant and equipment, net                                       651.3               659.6
Intangible assets, net                                                   466.5               479.8
Other assets                                                             133.7               135.0
                                                                    ----------           ---------
                 Total assets                                       $  2,152.7           $ 2,149.2
                                                                    ==========           =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term debt                                   $ 0.4               $ 0.4
     Accounts payable                                                    106.1               106.7
     Accrued expenses and other current liabilities                       85.3                92.2
                                                                    ----------           ---------
                 Total current liabilities                               191.8               199.3

Long-term debt, less current portion                                   1,138.0             1,138.2
Other liabilities                                                          3.7                 3.7
                                                                    ----------           ---------
                 Total liabilities                                     1,333.5             1,341.2

Total stockholders' equity                                               819.2               808.0
                                                                     ---------           ---------
                 Total liabilities and stockholders' equity          $ 2,152.7           $ 2,149.2
                                                                     =========           =========